EXHIBIT 10.46

AMENDMENT NO. 1 TO ENDORSEMENT SPLIT DOLLAR PLAN AGREEMENT

WHEREAS, an Endorsement Split Dollar Plan Agreement (the “Agreement”) was entered into and made effective as of June 7, 2000, at Clovis, California, County of Fresno, State of California, by and between Clovis Community Bank and Daniel J. Doyle (hereinafter referred to as “Executive”); and

WHEREAS, Clovis Community Bank changed its name to Central Valley Community Bank (hereinafter referred to as “Employer” or “Bank”), effective as of April 29, 2002; and

WHEREAS, Employer desires to increase the death benefits payable to the Executive under the Agreement; and

WHEREAS, Employer and Executive desire to amend the Agreement as set forth herein, effective as of April 1, 2003;

For good and valuable consideration, receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.             Article VI, Division of Death Proceeds, subsections A and B, is amended to read as follows:

A.            Should the Insured die while employed by the Bank before he attains age sixty-five (65), the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to Nine Hundred Sixty-Nine Thousand Five Hundred Thirty-One Dollars ($969,531).

B.            Should the Insured die while employed by the Bank after he attains age sixty-five (65), or if the Insured retired from the Bank after attaining age sixty-two (62) and dies thereafter, then the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the amount set forth in Exhibit A, attached hereto, and fully incorporated herein by reference, that corresponds to the age of the Insured at the time of death.

2.             Article IX, Termination of Agreement, subsections 1 and 2, are revised as follows:

“This Agreement shall terminate upon the occurrence of any one of the following:

1.             The Insured shall leave the employment of the Bank voluntarily at any time before attaining age sixty-two (62); or

2.             The Insured attains the age of seventy-nine (79); or”

3.             Exhibit A, Amount of Death Benefit, is revised to read as follows:

EXHIBIT A

Age of Insured at the Time of Death	Amount of Death Benefit
65 or earlier	1,613,243
66	1,566,972
67	1,512,470
68	1,448,993
69	1,375,744
70	1,291,860
71	1,196,411
72	1,088,398
73	966,741
74	830,279
75	677,762
76	507,844
77	319,075
78	109,895
79 and later	0 and this Agreement automatically terminates

EXECUTED this  22 day of October, 2003.

CENTRAL VALLEY COMMUNITY BANK

By:	/s/ Daniel N. Cunningham

Title: Chairman of the Board

EXECUTIVE

/s/Daniel J. Doyle
Daniel J. Doyle